Exhibit 10.32

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT is entered into as of April 16, 2007 by and among: (A) JOCOTT ENTERPRISES, INC., a California corporation (“Investor”); (B) NEXTERA ENTERPRISES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company”); and (C) NEWSTAR FINANCIAL, INC., not in its individual capacity, but in its capacity as administrative agent for Secured Parties (hereinafter, together with its successors in title and assigns as administrative agent for Secured Parties, called the “Administrative Agent”).

PRELIMINARY STATEMENTS

(1)           Upon the terms and subject to the conditions contained in the Credit Agreement, dated as of March 9, 2006, among Woodridge Labs, Inc. (formerly known as “W Lab Acquisition Corp.”), a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Borrower”), the Parent Company, the several financial institutions from time to time party thereto as lenders thereunder, and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the lenders thereunder have agreed to make Loans to the Borrower.

(2)           It is a condition precedent to the making of additional Extensions of Credit to the Borrower under the Credit Agreement, and also to the effectiveness of the Amendment Agreement, dated as of April 17, 2007 (as amended from time to time, the “2007 Amendment”), by and among the Principal Companies, the Lenders party thereto, and the Administrative Agent, upon the terms of which the Credit Agreement is to be amended, that Investor and the Parent Company shall have entered into this Agreement with the Administrative Agent.

(3)           The Investor and the Parent Company have severally agreed with the Administrative Agent, acting for the benefit of Secured Parties, to execute and deliver this Agreement and to become bound by the terms hereof.

NOW, THEREFORE, in consideration of these premises, Investor and the Parent Company hereby severally agree with the Administrative Agent, acting for the benefit of Secured Parties, as follows:

ARTICLE 1

DEFINITIONS

1.1.  Definitions in Credit Agreement.  Unless otherwise defined herein, terms defined in or by reference in the Credit Agreement are used herein as therein defined.

1.2.  Certain Terms.  The following terms, when used in this Agreement, including the Preamble and the Preliminary Statements hereto, shall, except where the context otherwise requires, have the following meanings:

“Administrative Agent” has the meaning specified in the Preamble hereto.

“Agreement” means this Standstill Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Borrower” has the meaning specified in the Preliminary Statements hereto.

“Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

“Enforcement Action” means, in relation to or with respect to any Loan Party, any of the following:

(a)           the acceleration of the maturity of all or any part of any Indebtedness of such Loan Party;

(b)           the commencement or pursuit of any action at law or other legal proceeding against such Loan Party to collect all or any part of any Indebtedness of such Loan Party, or the enforcement of any other rights or remedies against such Loan Party under or with respect to all or any part of any Indebtedness of such Loan Party, whether by action at law, suit in equity, arbitration proceedings or any other similar proceedings;

(c)           the realization, foreclosure or other enforcement of any Liens of any kind on all or any part of any Property of such Loan Party, or the obtaining of payment of any Indebtedness of such Loan Party through exercise of any rights of set-off, counterclaim or cross-claim; or

(d)           the commencement or initiation of any Insolvency Proceeding against such Loan Party, or the joining with any other Person or Persons to commence or initiate any Insolvency Proceeding against such Loan Party.

“Extension of Credit” means the making of any advance or loan or the extension of any other credit of any kind or character.

“Investor Debt” means, collectively:

(e)           all Indebtedness of the Parent Company now existing or at any time hereafter created, incurred or arising with respect to any Extensions of Credit made by Investor to the Parent Company at any time after January 1, 2007, and all other Indebtedness of the Parent Company to Investor under or with respect to any of the Investor Debt Documents;

(f)            all Indebtedness replacing, refunding or refinancing, in whole or in part, whether directly or indirectly, and without limitation as to parties, maturities, amounts, interest rates or other provisions, any or all of the Indebtedness of the Parent Company described in clause (a) of this definition; and

(g)           all obligations of the Parent Company, contingent or otherwise, to purchase, repurchase, redeem, retire, prepay, defease or otherwise acquire any or all of the Indebtedness of the Parent Company described in clause (a) or clause (b) of this definition.

“Investor Debt Documents” means, collectively: (a) all promissory notes and other Instruments pursuant to which any of the Extensions of Credit from time to time made by Investor to the Parent Company at any time after January 1, 2007 shall at any time be evidenced, governed, guaranteed or secured; and (b) all Instruments pursuant to which any Investor Debt shall be deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and without limitation as to parties, maturities, amounts, interest rates or other provisions.

“Investor” has the meaning specified in the Preamble hereto.

“Loan Documents” means, collectively, (a) the Loan Documents (as that term is defined in the Credit Agreement), and (b) all Instruments pursuant to which any of the Obligations shall be deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and without limitation as to parties, maturities, amounts, interest rates or other provisions.

“Obligations” means, collectively, (a) the Obligations (as that term is defined in the Credit Agreement), (b) all Indebtedness of the Parent Company, the Borrower or any of the other Loan Parties under or with respect to any Extensions of Credit from time to time made pursuant to the Credit Agreement or any of the other Loan Documents, and (c) all Indebtedness of the Parent Company, the Borrower or any of the other Loan Parties replacing, refunding or refinancing, in whole or in part, whether directly or indirectly, and without limitation as to parties, maturities, amounts, interest rates or other provisions, any or all of the Obligations (as defined in the Credit Agreement).

“Parent Company” has the meaning specified in the Preamble hereto.

ARTICLE 2

LIMITATIONS ON CERTAIN ENFORCEMENT ACTIONS

2.1.  Limitations on Certain Enforcement Actions.

(a)           Until all of the Obligations shall have been paid in full, the Investor shall not at any time take, commence or institute, or join with any other Person or Persons in taking, commencing or instituting, any Enforcement Action of any kind against any of the Loan Parties or against any of the Property of any of the Loan Parties.

(b)           Notwithstanding anything to the contrary in the foregoing provisions of this Section 2.1: (i) Investor may initiate and participate with others in any suit, action or proceeding against the Parent Company to enforce payment of or collect the whole or any part of the Investor Debt, or commence judicial enforcement of any of the rights and remedies of the Investor under any Investor Debt Documents or Applicable Law with respect to any Investor Debt, but only if and to the extent necessary to prevent a bar on claims imposed by any applicable statute of limitation or other similar restriction on claims; and (ii) Investor may seek specific performance or other injunctive relief to compel the Parent Company to comply with any non-monetary obligations of the Parent Company under any of the Investor Debt Documents, so long as any such claim or legal action does not include any claim for monetary damages.

2.2.  Limitations on Guarantees of and Liens Securing Investor Debt.

(a)           Until all of the Obligations shall have been paid in full, the Parent Company shall not at any time cause or permit the Borrower or any of the other Subsidiary Loan Parties to give any Guarantees (whether direct or indirect) of any Investor Debt, and the Investor shall not at any time acquire, demand, receive or accept from the Borrower or any of the other Subsidiary Loan Parties any Guarantees (whether direct or indirect) of any Investor Debt.  Until all of the Obligations shall have been paid in full, the Parent Company shall not at any time grant, or cause or permit any of the other Loan Parties at any time to grant, to the Investor, and the Investor shall not at any time acquire, demand, receive or accept from the Parent Company or from any of the other Loan Parties, any Liens on any Property of any kind as security for any Investor Debt.  Any Liens acquired in violation of this paragraph (a) shall be null and void ab initio, and the Investor shall not have any rights, remedies, claims, benefits or priorities, as secured party or otherwise, in relation to any Property subject to any such Liens so acquired.

(b)           Liens on any Property securing all or any part of the Obligations shall at all times have priority in every respect over, and shall in all respects and at all times be senior and superior to, all Liens (if any) (and, in any event, including any judgment Liens) on any Property securing all or any part of the Investor Debt.  The priorities specified in this paragraph (b) for the Liens described herein shall be applicable (i) whether or not any such Liens shall be acquired or created consensually or by attachment, levy, execution, distraint or otherwise, and (ii) irrespective of (A) the time, order or method of creation, attachment or perfection of any such Liens, (B) the time or order of filing or recording of financing statements or other Instruments pertaining to any such Liens, or (C) the possession of any of such Property subject to any such Liens.

(c)           Until all of the Obligations shall have been paid in full, the Investor shall not at any time take, commence or institute, or join with any other Person or Persons in taking, commencing or instituting, any Enforcement Action of any kind with respect to any Liens securing all or any part of the Investor Debt.

2.3.  Certain Limitations and Restrictions on Payment of Investor Debt.  Investor understands and acknowledges that: (a) the Parent Company is and will continue to be subject to and bound by certain terms and conditions of the Credit Agreement and the other Loan Documents that prohibit or otherwise limit and restrict payments or prepayments of or on account of, and payments or other distributions on account of the redemption, repurchase, defeasance or other acquisition for value of, any Investor Debt; and (b) the Borrower and the other Subsidiary Loan Parties are and will continue to be subject to and bound by certain terms and conditions of the Credit Agreement and the other Loan Documents that prohibit or otherwise limit and restrict the making of any Restricted Payments to the Parent Company.  Investor hereby  assents to all such terms and conditions from time to time contained in the Credit Agreement and the other Loan Documents.

2.4.  Certain Representations and other Covenants of Investor.

(a)           Investor represents and warrants that no part of the Investor Debt is evidenced or governed by any Instrument or other writing a true and complete copy which has not previously been furnished to the Administrative Agent.

(b)           Until all of the Obligations shall have been paid in full, Investor agrees that such Investor shall not sell, assign, pledge, encumber or otherwise transfer any Investor Debt owned by such Investor or any rights or interests in any such Investor Debt or any Investor Debt Documents, unless, prior to or in connection with any such transfer, the purchaser, assignee or other transferee thereof shall have agreed in writing to become a party to and bound by this Agreement as an Investor hereunder.

(c)           Investor represents and warrants that no part of the Investor Debt is (i) secured by any Liens on any Property of the Parent Company, the Borrower or any of the other Subsidiary Loan Parties, or (ii) directly or indirectly Guaranteed by the Borrower or any of the other Subsidiary Loan Parties.

ARTICLE 3

CERTAIN WAIVERS AND CONSENTS

3.1.  Waivers of Notice; etc.  The obligations of each of the Investor and the Parent Company under this Agreement, and the covenants contained herein, shall not be to any extent or in any way or manner whatsoever impaired or otherwise affected by any of the following, whether or not either of the Investor or the Parent Company shall have had any notice or knowledge of any thereof:

(a)           any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any and all other indulgences whatsoever by any of the Secured Parties in respect of any Obligations, the taking, addition, substitution or release, in whole or in part, at any time or times, of any collateral or Liens securing any Obligations, or the addition, substitution or release, in whole or in part, of any Person or Persons primarily or secondarily liable in respect of any Obligations;

(b)           any action or delay in acting or failure to act on the part of any of the Secured Parties under any Loan Document or in respect of any Obligations or Liens securing any Obligations or otherwise, including (i) any action by any of the Secured Parties to enforce any of its rights, remedies or claims in respect of Liens securing any Obligations, (ii) any failure by any of the Secured Parties strictly or diligently to assert any rights or to pursue any remedies or claims against any of the Loan Parties or any other Person or Persons under any of the Loan Documents or provided by statute or at law or in equity, (iii) any failure by any of the Secured Parties to perfect or to preserve the perfection or priority of any of its Liens securing any Obligations, or (iv) any failure or refusal by any of the Secured Parties to foreclose or to realize upon any Liens securing any Obligations or to take any action to enforce any of its rights, remedies or claims under any Loan Document;

(c)           any amendment or amendment and restatement or other modification or amendment of, or any supplement or addition to, the Credit Agreement or any of the other Loan Documents;

(d)           any waiver, consent or other action or acquiescence by any of the Secured Parties in respect of any default by the Borrower or by any of the other Loan Parties in its performance or observance of or compliance with any term, covenant or condition contained in any Loan Document; or

(e)           the existence of any other condition or circumstance or the occurrence of any other event that might otherwise constitute a legal or equitable discharge of the performance by any Investor of any of its obligations or other liabilities hereunder.

Each of the Parent Company and the Investor hereby severally assents to and waives notice of any and all matters hereinbefore specified in clauses (a) through (e).  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any Obligations previously made by any Loan Party to any of the Secured Parties is rescinded or must otherwise be returned by any of the Secured Parties in connection with any Insolvency Proceedings with respect to any of the Loan Parties or otherwise, all as though such payment of Obligations had not been made.

ARTICLE 4

MISCELLANEOUS

4.1.  Amendments; Waivers; etc.

(a)           Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of Required Lenders), the Parent Company and each Investor directly and adversely affected thereby (it being understood that neither the addition to this Agreement of any Person as an Investor party hereto, nor the release from any of its obligations hereunder (whether in or whole or in part) of any Person party hereto as an Investor hereunder, shall require the agreement or consent of the Parent Company or constitute a change, waiver, discharge or termination affecting any Investor, other than the Person so added or released).  Neither the consent nor the agreement or approval of the Parent Company or Investor hereunder shall be required for any amendment, amendment and restatement, or other modification of, or any supplement to, Schedule A hereto by the Administrative Agent at any time or times in order to reflect any changes of address.

(b)           No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any other remedies provided at law or in equity.  No waiver or approval by a Person under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transactions.

4.2.  Further Assurances.  Each of the Parent Company and the Investor hereby severally agrees to execute and deliver all such further Instruments, and to take all such further action, as may be reasonably necessary or appropriate, or as the Administrative Agent may reasonably request, in order to carry out the intent and purpose of this Agreement.

4.3.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of any such provision in any other jurisdiction.

4.4.  Continuing Agreement; etc.

(a)           This Agreement shall in all respects be a continuing agreement, and this Agreement and the agreements and obligations of each of the Parent Company and the Investor hereunder shall remain in full force and effect until all of the Commitments shall have terminated in full and all of the Obligations (other than Obligations pursuant to Specified Swap Agreements) shall be paid in full.

(b)           This Agreement shall be effective as to, and shall be enforceable by the Administrative Agent against, Investor from and after the execution and delivery by Investor of a counterpart of this Agreement.  The agreements of Investor under this Agreement shall be enforceable by the Administrative Agent against Investor notwithstanding: (i) the invalidity, unenforceability or inadmissibility in evidence of this Agreement against the Parent Company; or (ii) any waiver, termination or cancellation by the Administrative Agent of, or any consent by the Administrative Agent to any departure from, any of the agreements of the Parent Company hereunder on any occasion or occasions, or any failure by the Administrative Agent to enforce any of the agreements of the Parent Company hereunder on any occasion or occasions.

4.5.  Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, each of the Administrative Agent and the other Secured Parties, the Investor and the Parent Company and their respective successors in title and permitted assigns.  Each Secured Party may, in connection with any assignment or other transfer of all or any part of any of the Obligations, assign or transfer to the assignee or transferee of any of such Obligations all or any part of such Secured Party’s rights hereunder.  No such assignment or transfer by any Secured Party shall impair or affect any of the agreements hereunder of the Parent Company or the Investor.

4.6.  Notices.  All notices and other communications provided to a party hereunder shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, or sent by telecopy and confirmed by delivery via courier or postal service, and shall be addressed or delivered to it at its address designated for notices set forth on Schedule A attached hereto (as amended or supplemented from time to time) or at such other address as may be designated by such party in a notice to the other parties.  Any such notice shall be deemed to have been duly received and to have become effective (a) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, and (b) if sent by registered or certified first-class mail, postage prepaid, three (3) days after the date mailed.

4.7.  Loan Document; etc.  This Agreement constitutes a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. This Agreement and the other Loan Documents (including the Credit Agreement and the 2007 Amendment) constitute the entire agreement among the Secured Parties, the Investor and the Parent Company with respect to the subject matter hereof and supersede any prior or contemporaneous agreements, representations, warranties or understandings, whether oral, written or implied, as to the subject matter of this Agreement.

4.8.  CHOICE OF LAW.  THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

4.9.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 4.9.

4.10.  Obligations Several; No Third Parties Benefited.

(a)           The agreements and obligations of the Investor and the Parent Company under this Agreement are several and not joint.  Investor shall not be responsible for the failure of the Parent Company to perform its obligations hereunder.

(b)           This Agreement is made and entered into for the sole protection and legal benefit of each of the Persons party to this Agreement and its or his successors in title and assigns.  It is not the intention of any of the parties hereto to confer any third-party beneficiary rights, and this Agreement shall not be construed so as to confer any such rights upon any other Person or Persons not party hereto.

4.11.  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Instrument.  A set of counterparts executed by all of the parties hereto shall be lodged with the Parent Company and the Administrative Agent.  Delivery by facsimile by any of the parties hereto of an executed counterpart hereof, or of any amendment or waiver hereto, shall be as effective as an original executed document and shall be considered a representation that such original executed document, as the case may be, will be delivered.

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***Signature Pages to Standstill Agreement Follow***

IN WITNESS WHEREOF, the parties hereto have caused this STANDSTILL AGREEMENT to be executed by their duly authorized officers as of the day and in the year first above written.

The Investor:

JOCOTT ENTERPRISES, INC., as the Investor

By:		/s/ Joseph J. Millin ,
	Name:	Joseph J. Millin
	Title:	President

**Signature Page to Standstill Agreement**

***Signature Pages to Standstill Agreement Follow***

The Parent Company:

NEXTERA ENTERPRISES, INC., as the Parent Company

By:		/s/ Antonio Rodriquez
	Name:	Antonio Rodriguez
	Title:	Chief Financial Officer

**Signature Page to Standstill Agreement**

***Signature Page to Standstill Agreement Follows***

The Administrative Agent:

NEWSTAR FINANCIAL, INC., as the Administrative Agent

By:		/s/ Robert F. Milordi
	Name:	Robert F. Milordi
	Title:	Managing Director - Portfolio Management

**Signature Page to Standstill Agreement**

SCHEDULE A

SCHEDULE A TO THE STANDSTILL AGREEMENT, DATED AS OF APRIL 16, 2007

ADDRESSES FOR NOTICES

1.1.	Addresses of Investor.

Jocott Enterprises, Inc.
c/o Weiss Accountancy Corporation
16217 Kittridge Street
Van Nuys, CA 91406

	Attention:	Scott J. Weiss, C.P.A.
	Facsimile:	(818) 786-4271
	Telephone:	(818) 997-7712

With a Copy To (which shall not itself constitute notice):

Jones, Ackerman & Corman LLP
10960 Wilshire Boulevard, Suite 1225
Los Angeles, CA 90024

	Attention:	Donald H. Jones, Esq.
	Facsimile:	310-477-8768
	Telephone:	310-231-6639

1.2.	Address of Parent Company.

Nextera Enterprises, Inc.
14320 Arminta Street
Panorama City, CA 91402

	Attention:	Antonio Rodriguez,
Chief Financial Officer
	Facsimile:	(818) 997-7130
	Telephone:	(818) 902-5537

With a Copy To (which shall not itself constitute notice):

Maron & Sandler
1250 Fourth Street
Suite 550
Santa Monica, CA 90401

	Attention:	Richard V. Sandler, Esq.
	Facsimile:	(310) 570-4901
	Telephone:	(310) 570-4900

1.3.	Address of Senior Lender.

NewStar Financial, Inc.
500 Boylston Street
Suite 1600
Boston, MA 02116

	Attention:	Robert F. Milordi,
Managing Director - Portfolio Management
	Facsimile:	(617) 848-4300
	Telephone:	(617) 848-2575

With a Copy To (which shall not itself constitute notice):

Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110

	Attention:	Louis J. Duval, Esq.
	Facsimile:	(617) 951-8736
	Telephone:	(617) 951-8558

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